As filed with the Securities and Exchange Commission on        , 1996

                                                  Registration No. #33-

                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM S-3

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           Delta and Pine Land Company
          (Exact name of registrant as specified in its charter)

           Delaware                                62-1040440
     (State of incorporation)           (I.R.S. Employer Identification Number)

                 (One Cotton Row,   Scott, MS 38772    601-742-4000
                        (Address of principal executive)

     W. Thomas Jagodinski, Vice President-Finance and Treasurer, One Cotton Row,
                    Scott, MS, 38772,  601-742-4000
     (Name,  address  including  zip  code,  and  telephone  number of agent for service)
Approximate date of commencement of proposal of sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each
class of securities
                        Amount to be     Proposed maximum aggregate     Proposed maximum aggregate   Amount of
to be registered        registered           price per unit   (1)       offering price              Registration  fee
    Common              1,548,483                 $ 34.125              $ 52,841,983.00              $ 16,013.00
-------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the amount of the registration in accordance with Rule 457 (c) under the Securities Act of 1933, based upon the average of the high and low prices for the Company's Common Stock as quoted on the New York Stock Exchange on December 18, 1996.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                           DELTA AND PINE LAND COMPANY
                              Cross-Reference Sheet

Form S-3 Item No.                                    Location in Prospectus

1.    Forepart of Registration
      Statement and Outside Front
     Cover Page of Prospectus ........ Cover Page of Registration Statement;
                                        Cross-Reference Sheet;Outside Front
                                        Cover Page

2.    Inside Front and Outside Back
     Cover Pages of  Prospectus  .......  Inside  Front and  Outside  Back Cover
                                       Pages; Available Information; Information
                                       Incorporated by Reference

3.   Summary Information, Risk
      Factors, and Ratio of Earnings
      to Fixed Charges .................Information Incorporated by Reference;
                                        The Company

4.   Use of Proceeds .................  Use of Proceeds

5.  Determination  of Offering  Price . Outside  Front Cover Page;  Plan of
                                        Distribution

6.  Dilution ........................           Not Applicable

7.  Selling Security Holders ........  Selling Stock Holders

8. Plan of  Distribution  ............  Outside  Front Cover Page;  Plan of
                                        Distribution

9. Description of Securities to
  be Registered.....................          Not Applicable

10.Interest of Named Experts
  and Counsel ........................                 Legal Matters

11.  Material  Changes   .................   Information   Incorporated  by
                                             Reference; The Company

12. Incorporation of Certain
     Information by Reference............. Information Incorporated by Reference

13.  Disclosure of Commission Position
     on Indemnification for Securities
     Act Liabilities .................           Certain Other Legal Matters

                                   PROSPECTUS

                           Delta and Pine Land Company
                                  Common Stock
                                1,548,483 Shares


The  following  summary  is  qualified  in its  entirety  by the  more  detailed
information  and  the  consolidated   financial  statements  and  notes  thereto
appearing elsewhere or incorporated by reference in this Prospectus.

This Prospectus relates to the public offering, which is not being underwritten, of 1,548,483 shares of Common Stock, par value $0.10 per share, of Delta and Pine Land Company ("D&PL", the "Company" or the "Corporation"). All 1,548,483 shares (the "Shares") may be offered by certain stockholders of the Company ("Selling Stockholders") who received such Shares pursuant to a merger agreement dated May 20, 1996 (the "Merger Agreement") among the Company and Arizona Processing, Inc., Ellis Brothers Seed, Inc., Mississippi Seed, Inc., the shareholders thereof, and Sure Grow Seed, Inc. The companies acquired are collectively referred to herein as "Sure Grow." The Shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4 (2) thereof. The Shares are being registered by the Company pursuant to a registration rights obligation with the Selling Stockholders. See "The Company" and "Selling Stockholders".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The sale of the Shares may be effected by the Selling Stockholders from time to time in transactions on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they may sell as principals or both which compensation as to a particular broker-dealer might be in excess of customary commissions. See "Plan of Distribution".

None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed, among other things, to bear certain expenses (other than underwriting discounts and commissions and brokerage commissions and fees) in connection with the registration and sale of the Shares being offered by the Selling Stockholders. See "Selling Stockholders."

Delta and Pine Land Company Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "DLP". On December 18, 1996, the last sale price of Delta and Pine Land Company Common Stock as reported on the NYSE, was $34 3/8 per share.

The Selling Stockholders and any broker-dealers, agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.




                            The date of this prospectus is December    , 1996

                              AVAILABLE INFORMATION

D&PL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy or informational statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the company can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Additional information regarding the Company and the Shares offered hereby is contained in the registration statement on Form S-3 and the exhibits thereto (the "Registration Statement") of which this Prospectus is a part. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Stockholder or by any other person, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell, a solicitation of an offer to buy the shares, to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made.

                      INFORMATION INCORPORATED BY REFERENCE

The following documents filed by the Company with the Commission (Commission File No. 000-21788) are hereby incorporated by reference in this Prospectus:

         (1) The Annual Report of the Company on Form 10-K for the fiscal year ended August 31, 1996.

         (2) The description of the Company's Common Stock contained in its Registration Statement on Form S-1 filed with the Commission on June 29, 1993.

         (3) The Quarterly Report of the Company on Form 10-Q for the quarter ended November 30, 1996.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents), unless such exhibits are specifically incorporated by reference into such documents by writing Delta and Pine Land Company, One Cotton Row, Scott, MS 38772, Attention: Prospectus, or by telephone at (601) 742-4000.

                                TABLE OF CONTENTS

                                                                       Page

The Company                                                              1
Use of Proceeds                                                          1
Selling Stockholders                                                     1
Plan of Distribution                                                     2
Legal Matters                                                            3
Certain Other Legal Matters                                              3
Experts                                                                  3
                                        i

                                   THE COMPANY

D&PL is primarily engaged in the breeding, production, conditioning and marketing of proprietary varieties of cotton planting seed in the United States and other cotton producing nations. D&PL also breeds, produces and distributes soybean planting seed in the United States.

Since 1915, D&PL has bred, produced and/or marketed upland picker varieties of cotton planting seed for cotton varieties that are grown primarily east of Texas and in Arizona. The Company has used its extensive classical plant breeding programs to develop a gene pool necessary for producing cotton varieties with improved agronomic traits important to farmers, such as crop yield, and to textile manufacturers, such as enhanced fiber characteristics.

In 1980, D&PL added soybean seed and in 1988 hybrid sorghum seed to its product line. In 1988, D&PL also commenced distributing corn hybrids acquired from others. In 1995, the Company sold its corn and sorghum business. D&PL and the acquirer entered into a joint marketing agreement whereby both companies will sell D&PL's remaining corn and sorghum varieties through 1997. The two parties will exchange certain operating facilities in the future upon the satisfactory completion of environmental site assessments and remediation procedures as necessary.

In 1988, as a component of its long-term growth strategy, the Company began to focus on the international marketing of its products, primarily cottonseed. In foreign countries, cotton acreage is often planted with farmer-saved seed which has not been delinted or treated and is of low overall quality. Management believes that D&PL has an attractive opportunity to penetrate foreign markets because of its widely adaptable, superior cotton varieties, technological know-how in producing and conditioning high-quality seed and brand name recognition. Furthermore, in many countries seed containing Monsanto's Bollgard(TM) technology which is licensed to the Company, would be effective and help farmers in those countries to control certain lepidopteran cotton pests.

D&PL sells its products in foreign countries through (i) export sales, (ii) direct in-country operations and to a lesser degree (iii) distributors or licensees. The method varies and evolves, depending upon the Company's assessment of the potential size and profitability of the market, governmental policies, currency and credit risks, infrastructure of the target country's agricultural economy, and costs (as compared to risks) of commencing physical operations in a particular country. To date, a majority of the Company's products are sold via export sales rather than direct in-country operations.

D&PL is the successor to the business of a Mississippi corporation, chartered in 1886. D&PL was incorporated in Delaware on September 20, 1978. The Company's headquarters are located at One Cotton Row, Scott, Mississippi 38772, and its telephone number is 601-742-4000.

                                 USE OF PROCEEDS

The Company will not receive any of the proceeds of the Shares offered hereunder by the Selling Stockholders.

                              SELLING STOCKHOLDERS

The aggregate number of shares, 1,548,483, represents the maximum number of shares that the Selling Stockholders may distribute in the offering; however, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares and the table below assumes the sale of all Shares held by the Selling Stockholders. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholders may offer the Shares for resale from time to time. See "Plan of Distribution."

The Selling Stockholders received upon execution of the Merger Agreement 1,548,483 shares of D&PL Common Stock, as consideration for the transaction under the Merger Agreement. The following table sets forth the names of the Selling Stockholders, the number of shares of D&PL Common Stock owned beneficially by the Selling Stockholders as of December 18, 1996 and the number of shares which may be offered pursuant to this Prospectus.

The Company has filed with the Commission a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time to time at prevailing prices in the over-the-counter market or on the NYSE or in privately negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto, or until the sale of such shares may be made under Section 144.


                                                           1


                                Number of Shares Beneficially              Number           Number of Shares
Beneficially
                                   Owned Prior to Offering                of Shares         Owned After the Offering
Selling Stockholder          Prior to Offering(1)    Percent(2)           Offered          After Offering   Percent (2)

Watt A. Ellis III                  347,581             1.64%               347,581                  --        --%
Bert S. Ellis                      112,453             0.53                112,453                  --        --
Earl Dykes                         154,652             0.73                154,652                  --        --
Joe Hall                            25,558             0.12                 25,558                  --        --
Watt A. Ellis, Jr.                 259,333             1.23                259,333                  --        --
James Ellis                        259,333             1.23                259,333                  --        --
Nancy Arnold                        65,120             0.31                 65,120                  --        --
Susie Carson                        65,120             0.31                 65,120                  --        --
Richard Flowers, Jr.                43,413             0.21                 43,413                  --        --
David Flowers                       43,413             0.21                 43,413                  --        --
Janet C. Melton                     43,413             0.21                 43,413                  --        --
Carl Russel                        129,094             0.61                129,094                  --        --

Total                                              1,548,483      7.32%           1,548,483         --        --%


(1) The persons named in the table have sole voting power and sole investment power with respect to all shares beneficially owned. Approximately 10% of such shares held, will be held in escrow until certain contingencies are resolved.
(2) Applicable percentage of ownership is calculated pursuant to Rule 13d-1 of the Exchange Act and is based on 21,140,230 shares outstanding on December 18, 1996.

PLAN OF DISTRIBUTION

The  Shares  offered  hereunder  may be sold  from  time to time by the  Selling
Stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on the NYSE, in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold to or through one or more broker-dealers, acting as agent or principal, block trades, agency placements, exchange distributions, brokerage transactions or otherwise, or in any combination of transactions.

At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate number of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares.

Any or all of the sales or other transactions involving the Shares described above, whether effected by the Selling Stockholders any broker-dealer or others, may be made pursuant to this prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

In order to comply with the securities laws of certain states, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

Under applicable rules and regulation under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to D&PL Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Stockholders.

D&PL will pay the registration and professional fees, and printing costs associated with this registration statement. Any broker-dealer commissions, discounts or concessions will be paid by the Selling Stockholders.

The Selling Stockholders (and not D&PL) may agree to indemnify certain persons, including broker-dealers or others, against certain liabilities in connection with any offering of the Shares, including liabilities under the Securities Act.

                                  LEGAL MATTERS

The validity of the Shares offered hereby will be opined upon for the Company by Lake Tindall LLP, Greenville, Mississippi. Jerome C. Hafter, secretary and general counsel of the Company, is a partner of said law firm.


                           CERTAIN OTHER LEGAL MATTERS

     Anti-Takeover   Effects  of  Certain  Charter  and  Bylaw   Provisions  and
Shareholder Rights Plan

Certain provisions of the Company's Restated Certificate of Incorporation and Bylaws may (i) have the effect of discouraging certain transactions involving an actual or potential change of control of the Company, (ii) discourage bidders from offering a premium to the Company's stockholders for the purchase of the shares of Common Stock owned by them and (iii) have a depressive effect on the market price of the shares. Such provisions include a staggered Board of Directors, the call of special meetings of stockholders only by the Directors and supermajority voting provisions for stockholder votes on certain matters. The Company adopted a Shareholder Rights Plan on August 13, 1996.

Indemnification

 Section 145 of the  Delaware  General  Corporation  Law  ("DGCL")  provides for indemnification of a corporation's officers and directors under certain circumstances. Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the DGCL. The Restated Certificate of Incorporation and Bylaws of the Company also provide for indemnification of officers and directors as authorized by the DGCL.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation to limit the personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This section also has no effect on claims arising under the federal securities laws. The Restated Certificate of Incorporation of the Company limits the liability of its directors as authorized by Section 102(b)(7) of the DGCL.


                                     EXPERTS

The consolidated financial statements and schedules incorporated by reference herein, of Delta and Pine Land Company in Delta and Pine Land Company's Annual Report (Form 10-K) for the year ended August 31, 1996, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts giving said reports. Future financial statements of Delta and Pine Land Company and the reports thereon of Arthur Andersen LLP also will be incorporated by reference herein in reliance upon the authority of those accountants, as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF DISTRIBUTION

The following table sets forth the various costs and expenses to be paid by the Company with respect to the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


                  SEC Registration Fee                 $ 16,013.00
                  Legal Fees and Expenses*                5,000.00
                  Accounting Fees and Expenses*           3,000.00
                  Printing and Engraving Expenses*        1,000.00
                  Miscellaneous*                          1,000.00
                  Total                                $ 26,013.00


                    * Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation law provides for indemnification of a corporation's officers and directors under certain circumstances. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation Law. Section 6.7 of the Bylaws of the Company and the Ninth Article of the Company's Restated Certificate of Incorporation also provide for indemnification of officers and directors, as authorized by Section 145.

Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violations of a director's fiduciary duty of care. The Section does not, however, limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. The Section also will have no effect on claims arising under the federal securities laws. The
Certificate of Incorporation of the Company limits the liability of its directors as authorized by Section 102(b)(7).

     The Ninth Article of Restated Certificate of Incorporation of the Company provides:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) under Section 174 of the General Corporation Law of the State of Delaware. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

B. (1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding", by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter he amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights
                                      II-1


than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, further, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation by a majority vote of a quorum of the directors who were not parties to such action, suit or proceeding, or if such quorum is not obtainable, by the stockholders. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation and the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

         (2) If a claim under paragraph (1) of this Section B is not paid in full by the corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate or incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

         (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

         (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers, and employees of the Corporation.

                 The Company has a liability insurance policy in effect which covers certain claims against any officer or director of the Company by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

ITEM 16.  EXHIBITS

(A) EXHIBITS

5.1   Opinion of Lake Tindall LLP
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Lake  Tindall LLP (to be included in Exhibit 5.1)
24.1 Power of Attorney (included as part of the signature pages filed herewith) 99.1* Agreement between the D&PL Companies and the Sure Grow Companies,
       Sure Grow Shareholders and Sure Grow Principals dated May 20, 1996

-------------------

* Incorporated by reference from the Company's Current Report on Form 8-K/A filed with the Commission on August 5, 1996.



ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Scott, Mississippi on the 20th day of December, 1996.





                                                 DELTA AND PINE LAND COMPANY
                                                 (Registrant)



                                      /s/ Roger D. Malkin
                                      By Roger D. Malkin, Chairman of the Board
                                       and Chief Executive Officer

                                POWER OF ATTORNEY

         We the  undersigned  officers  and  directors  of Delta  and Pine  Land
Company hereby severally constitute Roger Malkin, Chairman and CEO and W.T. Jagodinski, Vice President-Finance and Treasurer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacity indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been Signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         Signature               Title                              Date

/s/ Roger D. Malkin           Chairman of the Board         December 20, 1996
Roger D. Malkin              and Chief Executive Officer
                             (Principal Executive Officer)

/s/ W. Thomas Jagodinski     Vice President-Finance and     December 20, 1996
W. Thomas Jagodinski         Treasurer (Principal Financial
                             and Accounting Officer)

                             Director
Nam-Hai Chua

/s/ Jon E.M. Jacoby          Director                       December 20, 1996
Jon E.M.Jacoby

/s/  Joseph M. Murphy        Director                       December 20, 1996
Joseph M. Murphy

/s/  Stanley P. Roth         Director                       December 20, 1996
Stanley P. Roth

/s/ Rudi E. Scheidt          Director                       December 20, 1996
 Rudi E. Scheidt














                             SECURITIES ACT OF 1933

                                  EXHIBIT INDEX

5.1  Opinion of Lake Tindall LLP

23.1 Consent of Arthur Andersen LLP

23.2 Consent of Lake Tindall LLP (To be included in Exhibit 5.1)

24.1 Power of Attorney ( Included as part of signature pages filed herewith)

99.1* Agreement between D&PL Companies and the Sure Grow Companies, Sure Grow Shareholders and Sure Grow Principals dated May 20, 1996





* Incorporated by reference from the current report on Form 8-K/A filed by the Company on August 5, 1996.






























                                   EXHIBIT 5.1

                           OPINION OF LAKE TINDALL LLP


This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Delta and Pine Land Company (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") covering the offering and possible future sale by certain holders of 1,548,483 shares of common stock, par value $.10 per share, of the Company (the "Common Stock").

We have acted as counsel for the Company in connection with negotiation and execution of that certain Agreement, dated May 20, 1996, among the Company and certain of its subsidiaries and Arizona Processing, Inc., Ellis Brothers Seed, Inc., Mississippi Seed, Inc., and the Shareholders and Principals thereof and Sure Grow Feed, Inc. (the "Agreement"). In connection with this opinion, we have reviewed original or copies of the following:

     (i) the Amended and Restated Certificate of Incorporation of the Company, as amended to date;

  (ii)     the Amended and Restated By-Laws of the Company, as amended to date;

  (iii)         Minutes of Meetings of the Company's Board of Directors;

  (iv)     the Agreement; and


  (v       such other documents which we consider necessary for the
          purposes hereof.

In our examinations for the purposes of rendering this opinion, we have assumed conformity of copies of documents which we have examined to the originals thereof. We have relied written or telegraphic advice from government authorities as to the good standing of the Company. As to any documents dated prior to the date of this opinion, we have assumed there has been no change in the status of matters reflected therein from the date thereof to the date of this opinion. As to various questions of fact material to our opinion, we have relied upon statements of officers and representatives of the Company.

Based on the foregoing, it is our opinion that:

     (i) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

  (ii) The shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

We offer no opinions other than those expressly set forth above.

We understand that this opinion is to be used in connection with the Company's Registration Statement relating to the Common Stock to be filed with the Securities and Exchange Commission under the Act. We consent to the filing of this opinion with and as part of said Registration Statement and to the reference of our name therein.

Yours truly,
Lake Tindall, LLP

/s/ Jerome C. Hafter

By: Jerome C. Hafter, Partner








                                  EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 11, 1996, included in Delta and Pine Land Company's 1996 Annual Report on Form 10-K, and to all references to our firm in this registration statement.

/s/ Arthur Andersen LLP
Memphis, Tennessee,
December 20, 1996